Exhibit (a)(9)

Forms of Reminder E-mails – Dates may change if expiration date of offer is extended

December 17, 2008 – Final Week

        We are entering the final week of the RADVISION Ltd. Offer to Exchange Share Options (referred to as the “Offer to Exchange”). After today, there are seven (7) days left to make your election. The offer to exchange your eligible options will expire at 5:00 p.m., Eastern Daylight Time, on December 24, 2008, unless extended.

        If you would like to participate in this offer, a properly completed and signed copy of the election form must be received by fax, e-mail, portable document format (PDF) or by hand delivery on or before 5:00 p.m., Eastern Daylight Time, on December 24, 2008 by:

Dana Maor RADVISION Ltd. 24 Raoul Wallenberg Street Tel Aviv 69719, Israel Fax: +972-3-7679599 Email: repricing@radvision.com

        Only responses that are complete, signed and actually received by Dana Maor by the deadline will be accepted.

        If you have questions, please direct them to either Adi Sfadia, Chief Financial Officer, at +972-3-7679343 or by e-mail at adis@radvision.com or Rael Kolevsohn, General Counsel, at +972-3-7679394 or by e-mail at rael@radvision.com.

        This notice does not constitute the Offer to Exchange. The full terms of the offer are described in (1) the Offer to Exchange; (2) the memorandum dated November 25, 2008; (3) the election form; and (4) the notice of withdrawal form. You may also access these documents through the U.S. Securities and Exchange Commission’s website at www.sec.gov.

December 22, 2008 – Last Three Days

        We are entering the final days of the RADVISION Ltd. Offer to Exchange Share Options (referred to as the “Offer to Exchange”). After today, there are two (2) days left to make your election. The offer to exchange your eligible options will expire at 5:00 p.m., Eastern Daylight Time, on December 24, 2008, unless extended.

        If you would like to participate in this offer, a properly completed and signed copy of the election form must be received by fax, e-mail, portable document format (PDF) or by hand delivery on or before 5:00 p.m., Eastern Daylight Time, on December 24, 2008 by:

Dana Maor RADVISION Ltd. 24 Raoul Wallenberg Street Tel Aviv 69719, Israel Fax: +972-3-7679599 Email: repricing@radvision.com

        Only responses that are complete, signed and actually received by Dana Maor by the deadline will be accepted.

        If you have questions, please direct them to either Adi Sfadia, Chief Financial Officer, at +972-3-7679343 or by e-mail at adis@radvision.com or Rael Kolevsohn, General Counsel, at +972-3-7679394 or by e-mail at rael@radvision.com.

        This notice does not constitute the Offer to Exchange. The full terms of the offer are described in (1) the Offer to Exchange; (2) the memorandum dated November 25, 2008; (3) the election form; and (4) the notice of withdrawal form. You may also access these documents through the U.S. Securities and Exchange Commission’s website at www.sec.gov.

December 24, 2008 – Last Day (Offer Expiration Date)

        Today is the last day to elect to exchange your eligible options as part of the RADVISION Ltd. Offer to Exchange Share Options (referred to as the “Offer to Exchange”). The offer to exchange your eligible options will expire at 5:00 p.m., Eastern Daylight Time, on December 24, 2008, unless extended.

        If you would like to participate in this offer, a properly completed and signed copy of the election form must be received by fax, e-mail, portable document format (PDF) or by hand delivery on or before 5:00 p.m., Eastern Daylight Time, on December 24, 2008 by:

Dana Maor RADVISION Ltd. 24 Raoul Wallenberg Street Tel Aviv 69719, Israel Fax: +972-3-7679599 Email: repricing@radvision.com

        Only responses that are complete, signed and actually received by Dana Maor by the deadline will be accepted.

        If you have questions, please direct them to either Adi Sfadia, Chief Financial Officer, at +972-3-7679343 or by e-mail at adis@radvision.com or Rael Kolevsohn, General Counsel, at +972-3-7679394 or by e-mail at rael@radvision.com.

        This notice does not constitute the Offer to Exchange. The full terms of the offer are described in (1) the Offer to Exchange; (2) the memorandum dated November 25, 2008; (3) the election form; and (4) the notice of withdrawal form. You may also access these documents through the U.S. Securities and Exchange Commission’s website at www.sec.gov.